Exhibit (a)(1)(J)

Offer to Purchase for Cash

All outstanding ordinary shares, no nominal value,

All outstanding American Depositary Shares, each representing 80 ordinary shares,

All outstanding option rights issued under the December 6, 2011 option plan,

All outstanding option rights issued under the January 2, 2014 option plan,

All outstanding option rights issued under the January 4, 2016 option plan,

All outstanding share units issued under the December 6, 2011 equity incentive plan,

All outstanding share units under the January 2, 2014 equity incentive plan,

All outstanding option rights awards under the Swiss option plan dated June 18, 2008,

and

All outstanding warrants issued on May 28, 2015

of

BIOTIE THERAPIES OYJ, a Finnish limited liability company

by

ACORDA THERAPEUTICS, INC.

March 11, 2016

THE OFFER PERIOD AND THE ASSOCIATED WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 8, 2016 AT 4:00 P.M. (FINNISH TIME) / 9:00 A.M. (NEW YORK TIME), UNLESS THE OFFER PERIOD IS EXTENDED.

March 11, 2016

To Our Clients:

Enclosed for your consideration are the offer to purchase filed with the United States Securities and Exchange Commission on March 11, 2016 (as it may be amended or supplemented from time to time, the “Tender Offer Document”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) in connection with the offer (the “Tender Offer”) by Acorda Therapeutics, Inc., a Delaware corporation (“Acorda” or the “Offeror”), to purchase all outstanding ordinary shares, no nominal value (“Shares”), all outstanding American Depositary Shares (“ADSs”), each representing 80 Shares, all of the outstanding Option Rights (as defined in the Tender Offer Document), all of the outstanding Share Rights (as defined in the Tender Offer Document) and all of the outstanding warrants issued on May 28, 2015 (the “Warrants”) (the outstanding Shares, ADSs, Option Rights, Share Rights and Warrants, collectively, the “Equity Interests”) in Biotie Therapies Oyj (“Biotie” or the “Company”), a Finnish limited liability Company, upon and subject to the terms and conditions set forth in the Tender Offer Document, the Letter of Transmittal, and the related acceptance forms for Shares, Option Rights, Share Rights and Warrants.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of ADSs held for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Tender Offer Document and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for ADSs in the Tender Offer is EUR 23.5680 in cash per ADS, less any applicable withholding taxes.

2.	The Tender Offer is being made for all Equity Interests.

3.	The Tender Offer is being made pursuant to the Combination Agreement, dated as of January 19, 2016 (the “Combination Agreement”), by and between the Offeror and the Company.

4.	The board of directors of the Company has determined that the Combination Agreement and the transactions contemplated thereby, including the Tender Offer, are advisable, fair to and in the best interests of the Company and the holders of the Equity Interests. Accordingly, the board of directors of the Company has recommended that the holders of Equity Interests accept the Tender Offer and tender their Equity Interests to the Offeror in the Tender Offer.

5.	The offer period and the associated withdrawal rights will expire on April 8, 2016 at 4:00 p.m. (Finnish time) / 9 a.m. (New York time), unless the offer period is extended by the Offeror. Previously tendered Equity Interests may be withdrawn at any time until the offer period has expired.

6.	There will be no guaranteed delivery tender procedures in connection with the Tender Offer.

7.	The Tender Offer is conditioned, among other things, upon the valid tender to (or other acquisition by) the Offeror of at least 90% of the issued and outstanding Shares (including Shares represented by ADSs) and voting rights on a fully diluted basis. In addition, the Tender Offer is subject to certain conditions described in Section 4.2—“Conditions to Completion of the Tender Offer” of the Tender Offer Document.

8.	Any transfer taxes applicable to the sale of ADSs to the Offeror pursuant to the Tender Offer will be paid by the Offeror, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your ADSs, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, then all such ADSs will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the offer period.

The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Equity Interests in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All outstanding ordinary shares, no nominal value,

All outstanding American Depositary Shares, each representing 80 ordinary shares,

All outstanding option rights issued under the December 6, 2011 option plan,

All outstanding option rights issued under the January 2, 2014 option plan,

All outstanding option rights issued under the January 4, 2016 option plan,

All outstanding share units issued under the December 6, 2011 equity incentive plan,

All outstanding share units under the January 2, 2014 equity incentive plan,

All outstanding option rights awards under the Swiss option plan dated June 18, 2008,

and

All outstanding warrants issued on May 28, 2015

of

BIOTIE THERAPIES OYJ, a Finnish limited liability company

by

ACORDA THERAPEUTICS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Tender Offer Document filed with the United States Securities and Exchange Commission on March 11, 2016 (as it may be amended or supplemented from time to time, the “Tender Offer Document”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) in connection with the offer (the “Tender Offer”) by Acorda Therapeutics, Inc., a Delaware corporation (“Acorda” or the “Offeror”), to purchase all outstanding ordinary shares, no nominal value (“Shares”), all outstanding American Depositary Shares (“ADSs”), each representing 80 Shares, all of the outstanding Option Rights (as defined in the Tender Offer Document), all of the outstanding Share Rights (as defined in the Tender Offer Document) and all of the outstanding warrants issued on May 28, 2015 (the “Warrants”) (the outstanding Shares, ADSs, Option Rights, Share Rights and Warrants, collectively, the “Equity Interests”) in Biotie Therapies Oyj (“Biotie” or the “Company”), a Finnish limited liability Company, upon and subject to the terms and conditions set forth in the Tender Offer Document and Letter of Transmittal, and the related acceptance forms for Shares, Option Rights, Share Rights and Warrants.

The undersigned hereby instruct(s) you to tender to the Offeror the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer.

ACCOUNT NUMBER:

NUMBER OF ADSs BEING TENDERED HEREBY:                 ADSs*

The method of delivery of this document is at the election and risk of the tendering holder of ADSs. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

Dated:                     , 2016

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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